UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2021

BONE BIOLOGICS CORPORATION.

delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive,Ste.100

Burlington MA 01803

(Address of principal executive offices)

(781) 552-4452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common	BBLG	Nasdaq Stock Market, LLC (The Nasdaq Capital Market)
Warrants, each exercisable for one share Common Stock at $6.30 per share	BBLGW	Nasdaq Stock Market, LLC (The Nasdaq Capital Market)

Item 8.01	Other Events.

On October 15, 2021, the Company completed a public offering (the “Offering”) of 1,510,455 units (the “Units”). Each Unit consists of one share of common stock of the Company, par value $0.001 per share (the “Common Stock”), and one warrant (a “Warrant”) to purchase one share of Common Stock for $6.30 per share. The Units were sold at a price of $5.25 per Unit, generating gross proceeds to the Company of $7,929,889. The Company granted to WallachBeth Capital LLC, the underwriter in the Offering a 45-day option to purchase up to 226,568 additional shares of Common Stock and/or 226,568 Warrants to cover over-allotments, if any. The underwriter has exercised its option with respect to the Warrants. Reference is made to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2021 for additional information on the Offering

The form of Warrant is attached hereto as Exhibit 4.1

On October 15,2021, the Company issued a press release with respect to the completion of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2021	BONE BIOLOGICS CORPORATION

	By:	/s/ JEFFREY FRELICK
Jeffrey Frelick, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Warrant

99.1	Press Release of Bone Biologics Corporation., dated October 18, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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